Exhibit 77C- Matters submitted to a vote of security holders

AllianceBernstein Municipal Income Fund II-Arizona Portfolio

A Special Meeting of the Stockholders of the AllianceBernstein Municipal Income Fund II-Arizona Portfolio (the "Portfolio") was held on November
15, 2005. With respect to the first item of business, the election of Trustees, the required number of outstanding shares were voted in favor of the proposal, and the proposal was approved. With respect to the third item of business, the amendment, elimination, or reclassification as non-fundamental of the fundamental investment restrictions, and the fourth item of business, the reclassification of the Portfolio's fundamental investment objective as non-fundamental with changes to the Portfolio's investment objective, the required number of outstanding shares voted in favor of the proposal, and the proposal was approved. A description of each proposal and number of shares voted at the Meeting are as follows (the proposal numbers shown below correspond to the proposal numbers in the Portfolio's proxy statement):


Voted For
Withheld Authority
1. To elect eight Trustees of the Portfolio, each such Trustee to hold office until his or her successor is duly elected and qualified.





Ruth Block
91,212,049
2,694,097
David H. Dievler
91,221,279
2,684,867
John H. Dobkin
91,242,278
2,663,867
Michael J. Downey
91,267,436
2,638,710
William H. Foulk, Jr.
91,239,025
2,667,120
D. James Guzy
90,901,764
3,004,382
Marc O. Mayer
91,231,955
2,674,190
Marshall C. Turner, Jr.
91,259,021
2,647,125



Voted For
Voted Against

Abstained
Broker
Non-Votes
  3.   To amend, eliminate,
  or reclassify as
  non-fundamental, the
  fundamental investment
  restrictions regarding:





3.B.  Issuing Senior Securities
         and Borrowing Money

8,532,406
291,287
60,551
2,592,358
3.C.  Underwriting Securities

8,526,879
296,814
60,551
2,592,358
3.D.  Concentration of Investments

8,521,145
289,127
73,971
2,592,358
3.E.  Real Estate and Companies
         That Deal In Real Estate

8,520,059
302,547
61,637
2,592,358
3.F.   Commodity Contracts and
         Futures Contracts

8,477,607
302,735
103,901
2,592,358
3.G.   Loans

8,444,015
379,158
61,070
2,592,358
3.H.   Joint Securities Trading
          Accounts

8,498,714
295,049
90,481
2,592,358
3.L.   Purchase of Securities on
         Margin

8,482,189
312,140
89,914
2,592,358
3.M.  Short Sales

8,482,708
312,140
89,395
2,592,358
3.N.  Pledging, Hypothecating,
         Mortgaging, or Otherwise
         Encumbering Assets

8,419,706
374,057
90,481
2,592,358
3.V.  Option Transactions

8,504,066
296,127
84,051
2,592,358





4.B.  The reclassification of the
         Portfolio's fundamental
         investment objective as non-
         fundamental with changes to
         the Portfolio's investment
         objective.

8,069,182
190,278
624,782
2,592,358